UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: Date of Earliest Event Reported:	May 13, 2002 May 8, 2002
BOISE CASCADE CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5057 (Commission File Number)	82-0100960 (I.R.S. Employer Identification No.)
1111 West Jefferson Street P.O. Box 50 Boise, Idaho (Address of principal executive offices)	83728-0001 (Zip Code)
208/384-6161 (Registrant's telephone number, including area code)
Item 4.	Changes in Registrant's Certifying Accountant.

On May 8, 2002, Boise Cascade Corporation's ("Boise") Retirement Committee engaged KPMG LLP as the firm of independent auditors for Boise's savings and supplemental retirement plans (the "Plans"), replacing Arthur Andersen LLP. These Plans include the Boise Cascade Corporation Savings and Supplemental Retirement Plan (SSRP), Boise Cascade Corporation Qualified Employee Savings Trust (QUEST), and Boise Cascade Corporation Retirement Savings Plan (RSP).

Arthur Andersen's reports on the Plans' financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Boise's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Plans' financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Boise has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 8, 2002, stating its agreement with such statements.

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.
Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 8, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BOISE CASCADE CORPORATION By Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date: May 13, 2002

EXHIBIT INDEX

Number 16	Description Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 8, 2002	Page Number